
PART I.   FINANCIAL INFORMATION

              GREIF BROS. CORPORATION AND SUBSIDIARY COMPANIES

                     CONSOLIDATED STATEMENTS OF INCOME

              (Dollars in thousands, except per share amounts)
                                          Three Months          Nine Months
                                         Ended July 31,        Ended July 31,
                                         1997       1996       1997       1996
Net sales                             $167,062   $155,994   $471,961   $474,949
Other income:
     Interest and other                  1,698      1,535      8,814      3,563
     Gain on timber sales                3,781      3,084      7,378      6,081



                                       172,541    160,613    488,153    484,593


Costs and expenses:
  Cost of products sold                144,869    128,865    411,119    389,460
  Selling, general and administrative   19,275     16,116     54,299     50,882
  Interest                               1,063        196      2,736        710


                                       165,207    145,177    468,154    441,052

Income before income taxes               7,334     15,436     19,999     43,541
Taxes on income                          2,652      5,800      7,252     16,500

Net income                            $  4,682   $  9,636   $ 12,747   $ 27,041



Net income per share (based on the average number of shares outstanding during the period):

          Based on the assumption that earnings were allocated to Class A and Class B Common Stock to the extent that dividends were actually paid for the year and the remainder were allocated as they would be received by shareholders in the event of liquidation, that is, equally to Class A and Class B shares, share and share alike:

        Class A Common Stock          $ .18      $ .40      $ .44      $1.08
        Class B Common Stock          $ .24      $ .44      $ .67      $1.27

          Due to the special characteristics of the Company's two classes of stock (see Note 1), earnings per share can be calculated upon the basis of varying assumptions, none of which, in the opinion of management, would be free from the claim that it fails fully and accurately to represent the true interest of the shareholders of each class of stock and in the retained earnings.

See accompanying Notes to the Consolidated Financial Statements.
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                 GREIF BROS. CORPORATION AND SUBSIDIARY COMPANIES

                          CONSOLIDATED BALANCE SHEETS

                            (Dollars in thousands)

          ASSETS
                                                        July 31,    October 31,
                                                          1997        1996
CURRENT ASSETS
     Cash and cash equivalents                          $ 15,378    $ 26,560
     Canadian government securities                        8,255      19,479
     Trade accounts receivable--less allowance
          of $882 for doubtful items ($826 in 1996)       74,632      73,987
     Inventories                                          54,635      49,290
     Prepaid expenses and other                           23,112      16,131

                                  Total current assets   176,012     185,447

LONG TERM ASSETS
     Cash surrender value of life insurance                3,163       2,982
     Goodwill -- less amortization                        15,513       4,617
     Other long term assets                               12,426       7,116

                                                          31,102      14,715

PROPERTIES, PLANTS AND EQUIPMENT--at cost
     Timber properties--less depletion                     6,204       6,112
     Land                                                 11,675      10,771
     Buildings                                           131,473     125,132
     Machinery, equipment, etc.                          401,683     385,834
     Construction in progress                             58,007      33,450
     Less accumulated depreciation                      (264,287)   (249,123)

                                                         344,755     312,176

                                                        $551,869    $512,338

   LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
     Accounts payable                                  $ 32,516     $ 31,609
     Current portion of long term obligations            27,790        2,455
     Accrued payrolls and employee benefits               6,935        8,989
     Accrued taxes--general                               1,433        1,949
     Taxes on income                                      3,659        5,678

                 Total current liabilities               72,333       50,680

LONG-TERM OBLIGATIONS                                    38,504       22,748

OTHER LONG-TERM LIABILITIES                              15,681       15,406

DEFERRED INCOME TAXES                                    26,768       22,872

     Total long-term liabilities                         80,953       61,026

SHAREHOLDERS' EQUITY (Note 1)
  Capital stock, without par value                        9,192        9,034
    Class A Common Stock:
       Authorized 32,000,000 shares;
           issued 21,140,960 shares;
           outstanding 10,878,672 shares
          (10,873,172 in 1996)
    Class B Common Stock:
       Authorized and issued 17,280,000 shares;
           outstanding 12,001,793 shares

    Treasury Stock, at cost                             (41,891)     (41,867)
       Class A Common Stock: 10,262,288 shares
              (10,267,788 in 1996)
       Class B Common Stock:  5,278,207 shares

   Retained earnings                                    435,679      436,672


   Cumulative translation adjustment                     (4,397)      (3,207)

                                                        398,583      400,632

                                                       $551,869     $512,338

See accompanying Notes to the Consolidated Financial Statements.
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              GREIF BROS. CORPORATION AND SUBSIDIARY COMPANIES

                 CONSOLIDATED STATEMENTS OF CASH FLOWS

                        (Dollars in thousands)
          For the nine months ended July 31,    1997         1996
Cash flows from operating activities:

Net income                                     $12,747       $27,041
Adjustments to reconcile net income to
 net cash provided by operating activities:
 Depreciation, depletion and amortization       23,771        19,360
 Deferred income taxes                           3,907         4,786
Increase (decrease) in cash from changes in
 certain assets and liabilities, net of effects
 from acquisitions:
 Trade accounts receivable                       6,181        14,081
 Inventories                                       (83)       17,700
 Prepaid expenses and other                     (6,667)        2,207
 Other long-term assets                         (4,786)          373
 Accounts payable                               (3,065)      (12,504)
 Accrued payrolls and employee benefits         (2,437)       (2,786)
 Accrued taxes - general                          (535)         (238)
 Taxes on income                                (2,055)        4,267
 Other long-term liabilities                    (1,929)          457
     Net cash provided by operating activities  25,049        74,744

Cash flows from investing activities:
 Acquisitions of companies, net of cash
  acquired                                      (7,514)          (479)
 Net sales of investments in government
  securities                                    11,224            135
 Purchase of properties, plants and equipment  (34,464)       (49,027)
     Net cash used by investing activities     (30,754)       (49,371)

Cash flows from financing activities:

 Net proceeds (payments) on long-term debt       9,091         (2,548)
 Acquisition of treasury stock                     (24)            --
 Exercise of stock options                         158             --
 Dividends paid                                (13,740)       (11,430)
     Net cash used by financing activities      (4,515)       (13,978)

Foreign currency translation adjustment           (962)          (815)

Net (decrease) increase in cash and cash
 equivalents                                   (11,182)        10,580
Cash and cash equivalents at beginning of
 period                                         26,560         31,612
Cash and cash equivalents at end of period     $15,378        $42,192

See accompanying Notes to the Consolidated Financial Statements.
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